Kewaunee Scientific Reports
Results for Third Quarter of Fiscal Year 2026

Exchange:    NASDAQ (KEQU)                Contact:    Donald T. Gardner III
                                    704/871-3274

STATESVILLE, N.C. March 11, 2026 – PRNewswire / Kewaunee Scientific Corporation (NASDAQ: KEQU) today announced results for its third quarter ended January 31, 2026.

Fiscal Year 2026 Third Quarter Results:

Sales during the third quarter of fiscal year 2026 were $69,399,000, an increase of 3.3% compared to sales of $67,167,000 from the prior year's third quarter. Pre-tax earnings for the quarter were $1,604,000 compared to $1,275,000 for the prior year quarter, an increase of 25.8%. Net earnings were $692,000 compared to net earnings of $1,354,000 for the prior year quarter. EBITDA1 for the quarter was $3,795,000 compared to $3,734,000 for the prior year quarter. Diluted earnings per share were $0.23 compared to diluted earnings per share of $0.45 in the prior year quarter.

The Company’s order backlog was $183.2 million on January 31, 2026, as compared to $221.6 million on January 31, 2025, and $214.6 million on April 30, 2025.

Domestic Segment - Domestic sales for the quarter were $50,953,000, a decrease of 2.0% from sales of $51,976,000 in the prior year quarter. Domestic segment net earnings were $2,290,000 compared to $2,876,000 in the prior year quarter. Domestic segment EBITDA was $4,096,000 compared to $5,249,000 for the prior year quarter. Segment profitability was impacted during the period by lower manufacturing volumes across the laboratory construction portion of the business.

International Segment - International sales for the quarter were $18,446,000, an increase of 21.4% from sales of $15,191,000 in the prior year quarter. International segment net earnings were $1,256,000 compared to $476,000 in the prior year quarter. International segment EBITDA was $1,963,000 compared to $760,000 for the prior year quarter. International profitability increased when compared to the prior year period due to higher billings, principally in the Indian market.

Corporate Segment – Corporate segment pre-tax net loss was $3,059,000 for the quarter, as compared to a pre-tax net loss of $3,025,000 in the prior year quarter. Corporate segment EBITDA for the quarter was ($2,264,000) compared to corporate segment EBITDA of ($2,275,000) for the prior year quarter. Corporate segment EBITDA remained relatively flat as the Company continues to make strategic investments in people, processes, and technology to further build out its Corporate platform and support continued growth.

1 EBITDA is a non-GAAP financial measure. See the table below for a reconciliation of EBITDA and segment EBITDA to net earnings (loss), the most directly comparable GAAP measure.

CORPORATE OFFICES ● P. O. BOX 1842, STATESVILLE, NORTH CAROLINA 28687-1842 ● 2700 WEST FRONT STREET, STATESVILLE, NORTH CAROLINA 28677-2927
PHONE 704-873-7202 ● FAX 704-873-1275

Total cash on hand on January 31, 2026, was $10,347,000, as compared to $17,164,000 on April 30, 2025. Working capital was $54,793,000, as compared to $58,441,000 at the end of the third quarter last year and $64,651,000 on April 30, 2025.

The Company had short-term debt of $7,351,000 as of January 31, 2026, as compared to $4,773,000 on April 30, 2025. Long-term debt was $42,316,000 on January 31, 2026, as compared to $60,730,000 on April 30, 2025. The building lease from the Company's December 2021 sale-leaseback transaction accounts for $25,988,000 of the long-term debt on January 31, 2026, and $26,632,000 of the long-term debt on April 30, 2025. Long-term debt, net of the sale-leaseback transaction, was $16,328,000 on January 31, 2026, as compared to $34,098,000 on April 30, 2025. The Company’s debt-to-equity ratio on January 31, 2026, was 0.68-to-1, as compared to 0.99-to-1 on April 30, 2025. The Company's debt-to-equity ratio, net of the sale-leaseback transaction, on January 31, 2026, was 0.31-to-1, as compared to 0.57-to-1 on April 30, 2025.

"Following the successful turnaround of the business, we embarked on a strategy that accelerated inorganic growth, which led to the successful completion of the Company's acquisition of Nu Aire," said Thomas D. Hull III, Kewaunee's President and Chief Executive Officer. "Since then, our teams have worked diligently to integrate Nu Aire into the Kewaunee family and position the business for meaningful growth and EBITDA contribution. We have also continued to invest in our corporate platform to support the next phase of our inorganic growth strategy. These investments include strengthening our corporate team, implementing a robust financial consolidation system, and enhancing our readiness to comply with the SEC's accelerated reporting requirements."

"As is traditionally the case," Hull continued, "our third quarter results often represent our softest quarter due to the impact of the holiday schedule in the United States, a general slowdown of construction schedules in the winter months, and customers looking to wrap up any construction projects before the calendar year-end. This trend was further exacerbated by significant geopolitical and economic uncertainty, and by the volatility in project delivery timelines that we have previously discussed. Although the construction-related portion of our business has been soft this fiscal year, the addition of Nu Aire's end-user containment products has helped offset that softness. This dynamic validates our growth and diversification strategy and underscores the strength and resilience of our now broader laboratory products portfolio."

"I am proud of how our team has responded to a year of challenging global dynamics. That our company was still able to deliver year-over-year growth on an as-reported basis underscores the value of our strategy and our commitment to long-term value creation."

EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA Reconciliation
(Unaudited)
($ in thousands)

Quarter Ended January 31, 2025	Domestic	International	Corporate	Consolidated
Net Earnings (Loss)	$2,876	$476	$(1,998)	$1,354
Add/(Less):
Interest Expense	322	26	789	1,137
Interest Income	(1)	(130)	(81)	(212)
Income Taxes	638	281	(1,027)	(108)
Depreciation and Amortization	1,414	107	42	1,563
EBITDA	$5,249	$760	$(2,275)	$3,734
Professional Fees[2]	1,012	—	982	1,994
Adjusted EBITDA	$6,261	$760	$(1,293)	$5,728

Quarter Ended January 31, 2026	Domestic	International	Corporate	Consolidated
Net Earnings (Loss)	$2,290	$1,256	$(2,854)	$692
Add/(Less):
Interest Expense	307	16	789	1,112
Interest Income	(2)	(117)	(15)	(134)
Income Taxes	22	711	(205)	528
Depreciation and Amortization	1,479	97	21	1,597
EBITDA	$4,096	$1,963	$(2,264)	$3,795
Professional & Other Fees[3]	—	—	189	189
Adjusted EBITDA	$4,096	$1,963	$(2,075)	$3,984

Year to Date January 31, 2025	Domestic	International	Corporate	Consolidated
Net Earnings (Loss)	$10,271	$1,295	$(5,011)	$6,555
Add/(Less):
Interest Expense	1,176	66	809	2,051
Interest Income	(1)	(437)	(410)	(848)
Income Taxes	2,643	807	(2,450)	1,000
Depreciation and Amortization	2,736	317	131	3,184
EBITDA	$16,825	$2,048	$(6,931)	$11,942
Professional & Other Fees[2]	1,012	—	3,253	4,265
Adjusted EBITDA	$17,837	$2,048	$(3,678)	$16,207

Year to Date January 31, 2026	Domestic	International	Corporate	Consolidated
Net Earnings (Loss)	$10,609	$2,540	$(6,919)	$6,230
Add/(Less):
Interest Expense	931	39	2,261	3,231
Interest Income	(4)	(428)	(54)	(486)
Income Taxes	2,482	1,435	(1,713)	2,204
Depreciation and Amortization	4,366	292	68	4,726
EBITDA	$18,384	$3,878	$(6,357)	$15,905
Professional & Other Fees[3]	—	—	763	763
Adjusted EBITDA	$18,384	$3,878	$(5,594)	$16,668

2 Professional and other fees incurred during the three and nine months ended January 31, 2025 related to the Company's acquisition of Nu Aire, Inc. ("Nu Aire"), which closed on November 1, 2024
3 Professional and other fees incurred during the three and nine months ended January 31, 2026 related to the Company's integration of its newly acquired subsidiary, Nu Aire

Adjusted Consolidated Statement of Operations Reconciliation
(Unaudited)
($ in thousands, except per share amounts)

	Three Months Ended January 31,
	As Reported 2026	Professional & Other Fees[4]	Adjusted 2026	Adjusted 2025
Net sales	$69,399	$—	$69,399	$67,167
Cost of products sold	50,854	—	50,854	47,934
Gross profit	18,545	—	18,545	19,233
Operating expenses	15,963	189	15,774	14,469
Operating profit	2,582	189	2,771	4,764
Other income, net	134	—	134	162
Interest expense	(1,112)	—	(1,112)	(1,137)
Profit before income taxes	1,604	189	1,793	3,789
Income tax (benefit) expense	528	44	572	502
Net earnings	1,076	145	1,221	3,287
Less: Net earnings attributable to the non-controlling interest	384	—	384	29
Net earnings attributable to Kewaunee Scientific Corporation	$692	$145	$837	$3,258

Net earnings per share attributable to Kewaunee Scientific Corporation stockholders
Basic	$0.24	$0.05	$0.29	$1.13
Diluted	$0.23	$0.05	$0.28	$1.09

	Nine Months Ended January 31,
	As Reported 2026	Professional & Other Fees[4]	Adjusted 2026	Adjusted 2025
Net sales	$210,599	$—	$210,599	$163,324
Cost of products sold	151,404	—	151,404	117,651
Gross profit	59,195	—	59,195	45,673
Operating expenses	47,696	763	46,933	31,954
Operating profit	11,499	763	12,262	13,719
Other income, net	709	—	709	752
Interest expense	(3,231)	—	(3,231)	(2,051)
Profit before income taxes	8,977	763	9,740	12,420
Income tax (benefit) expense	2,204	174	2,378	2,161
Net earnings	6,773	589	7,362	10,259
Less: Net earnings attributable to the non-controlling interest	543	—	543	81
Net earnings attributable to Kewaunee Scientific Corporation	$6,230	$589	$6,819	$10,178

Net earnings per share attributable to Kewaunee Scientific Corporation stockholders
Basic	$2.18	$0.21	$2.38	$3.55
Diluted	$2.09	$0.20	$2.29	$3.42
4 Professional and other fees incurred during the three and nine months ended January 31, 2026 related to the Company's integration of its newly acquired subsidiary, Nu Aire, including the estimated tax impact

About Non-GAAP Measures

The Company includes non-GAAP financial measures such as adjusted net earnings and adjusted net earnings per share, in the information provided with this press release as supplemental information relating to its operating results. Adjusted net earnings represents GAAP net earnings adjusted for professional and other fees related to the integration of the Company's newly acquired subsidiary, Nu Aire, Inc., and the corresponding tax impact. This financial information is not in accordance with, or an alternative for, GAAP-compliant financial information and may be different from the operating or non-GAAP financial information used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

EBITDA and Segment EBITDA are calculated as net earnings (loss), less interest expense and interest income, income taxes, depreciation, and amortization. Adjusted EBITDA and Adjusted Segment EBITDA are calculated as EBITDA or Segment EBITDA less the impact of the professional and other fees related to the Company's integration of its newly acquired subsidiary, Nu Aire, Inc., as discussed in more detail above. We believe EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA allow management and investors to compare our performance to other companies on a consistent basis without regard to interest expense and interest income, income taxes, depreciation, amortization or the costs incurred related to the integration of Nu Aire, Inc., which can vary significantly between companies depending upon many factors. EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA are not calculations based upon generally accepted accounting principles, and the method for calculating EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA can vary among companies. The amounts included in the EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA calculations, however, are derived from amounts included in the historical consolidated statements of operations. EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA should not be considered as alternatives to net earnings (loss) or operating earnings (loss) as an indicator of the Company’s operating performance, or as an alternative to operating cash flows as a measure of liquidity.

About Kewaunee Scientific

Founded in 1906, Kewaunee Scientific Corporation is a recognized global leader in the design, manufacture, and installation of laboratory, healthcare, and technical furniture products. The Company’s products include steel and wood casework, fume hoods, adaptable modular systems, moveable workstations, stand-alone benches, biological safety cabinets, and epoxy resin work surfaces and sinks. The Company’s corporate headquarters are located in Statesville, North Carolina. Sales offices are located in the United States, India, Saudi Arabia, and Singapore. Three manufacturing facilities are located in Statesville serving the domestic and international markets, and one manufacturing facility is located in Bangalore, India serving the local, Asian, and African markets.

Kewaunee Scientific's newly acquired subsidiary, Nu Aire, is a leading manufacturer of biological safety cabinets, CO2 incubators, ultralow freezers, and other essential laboratory products that complement the Kewaunee Scientific portfolio. Founded in 1971, Nu Aire's headquarters and manufacturing facilities are located in Plymouth, Minnesota, with additional manufacturing capabilities located in Long Lake, Minnesota. The Company also maintains a warehouse partnership in the Netherlands and OEM partnerships in China.

Learn more at the companies' websites, located at https://www.kewaunee.com and https://www.nuaire.com/.

This press release contains statements that the Company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All

statements other than statements of historical fact included in this press release, including statements regarding the Company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions, and other important factors that could significantly impact results or achievements expressed or implied by such forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to: our ability to realize the benefits anticipated as a result of the Nu Aire acquisition; competitive and general economic conditions, including disruptions from government mandates, both domestically and internationally, as well as supplier constraints and other supply disruptions; changes in customer demands; technological changes in our operations or in our industry; dependence on customers’ required delivery schedules; risks related to fluctuations in the Company’s operating results from quarter to quarter; risks related to international operations, including foreign currency fluctuations; changes in the legal and regulatory environment; changes in raw materials and commodity costs; acts of terrorism, war, governmental action, and natural disasters and other Force Majeure events. The cautionary statements made pursuant to the Reform Act herein and elsewhere by us should not be construed as exhaustive. We cannot always predict what factors would cause actual results to differ materially from those indicated by the forward-looking statements. Over time, our actual results, performance, or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and harmful to our stockholders’ interest. Many important factors that could cause such a difference are described under the caption “Risk Factors,” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 30, 2025, which you should review carefully, and in our subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. These reports are available on our investor relations website at www.kewaunee.com and on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Kewaunee Scientific Corporation
Condensed Consolidated Statements of Operations
(Unaudited)
($ and shares in thousands, except per share amounts)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2026	2025	2026	2025
Net sales	$69,399	$67,167	$210,599	$163,324
Cost of products sold	50,854	48,788	151,404	118,505
Gross profit	18,545	18,379	59,195	44,819
Operating expenses	15,963	16,129	47,696	35,560
Operating profit	2,582	2,250	11,499	9,259
Other income, net	134	162	709	428
Interest expense	(1,112)	(1,137)	(3,231)	(2,051)
Profit before income taxes	1,604	1,275	8,977	7,636
Income tax expense (benefit)	528	(108)	2,204	1,000
Net earnings	1,076	1,383	6,773	6,636
Less: Net earnings attributable to the non-controlling interest	384	29	543	81
Net earnings attributable to Kewaunee Scientific Corporation	$692	$1,354	$6,230	$6,555

Net earnings per share attributable to Kewaunee Scientific Corporation stockholders
Basic	$0.24	$0.47	$2.18	$2.29
Diluted	$0.23	$0.45	$2.09	$2.20
Weighted average number of common shares outstanding
Basic	2,866	2,872	2,861	2,864
Diluted	2,983	2,995	2,979	2,979

Kewaunee Scientific Corporation
Condensed Consolidated Balance Sheets
($ in thousands)

	January 31, 2026	April 30, 2025
	(Unaudited)
Assets
Cash and cash equivalents	$8,153	$14,942
Restricted cash	2,194	2,222
Receivables, less allowances	54,131	62,384
Inventories	32,907	32,849
Prepaid expenses and other current assets	6,193	5,966
Total Current Assets	103,578	118,363
Net property, plant and equipment	22,610	23,174
Right of use assets	10,449	12,965
Deferred income taxes	3,570	3,994
Net intangible assets	16,679	17,831
Goodwill	12,487	12,487
Other assets	6,588	5,840
Total Assets	$175,961	$194,654

Liabilities and Stockholders' Equity
Short-term borrowings	$1,542	$986
Current portion of lease obligations	3,248	3,371
Current portion of financing liability	847	788
Current portion of term loans	4,893	2,903
Accounts payable	23,641	27,033
Other current liabilities	14,614	18,631
Total Current Liabilities	48,785	53,712
Long-term portion of lease obligations	6,796	8,946
Long-term portion of financing liability	25,988	26,632
Long-term portion of seller note	—	23,537
Long-term portion of term loans	16,028	10,412
Other non-current liabilities	5,836	5,170
Total Liabilities	103,433	128,409
Kewaunee Scientific Corporation Equity	70,675	64,457
Non-controlling interest	1,853	1,788
Total Stockholders' Equity	72,528	66,245
Total Liabilities and Stockholders' Equity	$175,961	$194,654